EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Wachovia Bank Commercial Mortgage Trust,
  Commercial Mortgage Pass-Through Certificates
  Series 2007-C33 (the "Trust Fund")

  I, Charles L. Culbreth, a Managing Director of Wachovia Commercial Mortgage Securities, Inc., the depositor into the above-referenced Trust Fund, certify that:

  1.I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust Fund;

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided on Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    LNR Partners, Inc. as Special Servicer and Special Servicer under the 666 Fifth Avenue loan, Wells Fargo Bank, N.A. as Trustee, as Custodian, Trustee under 666 Fifth Avenue loan, Trustee under ING Hospitality Pool loan and Master Servicer under Sawgrass Mills loan, Bank of America, National Association as Master Servicer under 666 Fifth Avenue loan, CWCapital Asset Management LLC as Special Servicer under ING Hospitality Pool loan, J.E. Robert Company, Inc. as Special Servicer under Sawgrass Mills loan, LaSalle Bank National Association as Trustee under Sawgrass Mills loan, Global Realty Outsourcing, Inc., First American Real Estate Services, Inc. and Midland Loan Services, Inc.


    Dated:   March 28, 2008


    /s/ Charles L. Culbreth
    Signature

    Managing Director
    (senior officer in charge of securitization of the depositor)